Exhibit 99.1

Shaw Reports Fourth Quarter Fiscal Year 2011 Financial Results

BATON ROUGE, La.--(BUSINESS WIRE)--October 31, 2011--The Shaw Group Inc. (NYSE: SHAW) today announced financial results for the fourth quarter of fiscal year 2011.

Fourth Quarter Fiscal Year 2011 Overview:

  Shaw’s backlog of unfilled orders totals $20.0 billion, which includes the following new awards in the fourth quarter:

-- An engineering, procurement and construction contract worth approximately $500 million for Entergy’s Ninemile 550-megawatt combined-cycle natural gas plant

-- A three-year contract by Florida Power & Light Co., a subsidiary of NextEra Energy Inc., to provide maintenance and modification services for four nuclear power operating units in Florida

-- A three-year contract by NextEra Energy Seabrook, L.L.C., to provide maintenance and modification services at Seabrook Station, a nuclear power operating unit in New Hampshire

-- A contract in excess of $100 million with a private company to provide pipe fabrication services for a new $1 billion domestic manufacturing facility

-- Environmental & Infrastructure joint venture awarded approximately $270 million contract for base support services

  Shaw announced its special purpose subsidiary, Nuclear Energy Holdings, L.L.C., intends to exercise put options to sell its investment in Westinghouse back to Toshiba Corporation.

Fourth Quarter Significant Financial Events:

  Fourth quarter earnings were impacted negatively by subcontractor cost increases and schedule delays on an E&C project of $39.1 million pre-tax, with an additional $15.1 million pre-tax reduction when considering unfavorable foreign exchange variations since the inception of the job. The total after-tax impact is $34.8 million, or $0.48 per share.
  Earnings were impacted negatively by a cost increase on an EPC coal-fired power project of $63.9 million pre-tax, $39.3 million after tax, or $0.55 per share, along with a quarterly reduction in percent complete of $8.0 million pre-tax, $4.9 million after tax, or $0.07 per share.
  Fourth quarter earnings were impacted by an unfavorable settlement in the Fabrication & Manufacturing segment having a negative net impact of $14.8 million pre-tax, $9.1 million after-tax, or $0.13 per share. Shaw is seeking additional insurance recovery on this contract.
  Shaw received an arbitration award of approximately $32.5 million for a contract previously executed for the engineering, procurement and construction of a 600-megawatt steam turbine electrical generation plant in the U.S., which had an immaterial effect on earnings for the quarter.

Strategic Initiatives:

  Shaw is in the process of evaluating strategic alternatives for its Energy & Chemicals segment. The company has received multiple written indications of interest from potential acquirers and is exploring options related to this business.
  Shaw’s board of directors previously authorized a share repurchase program in the amount of $500 million. During the fourth quarter of fiscal year 2011, Shaw purchased approximately $21.8 million under the program. Within the next two weeks, Shaw intends to announce a modified Dutch auction tender offer that will likely range from $100 - $475 million.

Organizational Announcements:

  Gary P. Graphia will assume the role of executive vice president reporting to Shaw’s chairman, president and chief executive officer. In support of the office of the CEO, Mr. Graphia will resume responsibility for strategic initiatives including corporate development, mergers and acquisitions and client relations, beginning with developing alternatives for Shaw’s Energy & Chemicals business. He will relinquish his responsibilities as chief operating officer, effective immediately.
  Shaw previously announced James Glass assumes the role of president of Shaw’s Energy & Chemicals Group.
  Effective immediately, all business line senior executives will report directly to Shaw’s chairman, president and chief executive officer. This includes the following:

-- George P. Bevan, President, Shaw’s Environmental & Infrastructure Group

-- David L. Chapman Sr., President, Shaw’s Fabrication & Manufacturing Group

-- James Glass, President, Shaw’s Energy & Chemicals Group

-- Clarence L. Ray Jr., Chief Executive Officer, Shaw’s Power Group

“The fourth quarter of fiscal year 2011 was very challenging for Shaw, with results impacted by several major events. We expect significant improvements in fiscal year 2012 and have our complete focus on project execution, cost containment and increasing bookings,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “Our market outlook for the year is very positive overall with significant opportunities in most of our operating segments. We expect construction licenses for our nuclear projects by early calendar year 2012, which will have a positive impact on our earnings.”

Fourth Quarter Fiscal Year 2011 Financial Results:

Because of the non-cash, non-operational impact on reported earnings resulting solely from movement in exchange rates between the U.S. dollar and the Japanese yen, Shaw uses financial results excluding its Investment in Westinghouse segment to measure and communicate financial performance. The following results exclude Shaw’s Westinghouse segment:

Three Months Ended Aug. 31 Excluding the Westinghouse Segment
	2011	2010
Net Income Attributable to Shaw	($31.9) million	$42.4 million
Diluted Earnings Per Share	($0.44)	$0.49
EBITDA	($22.8) million	$80.9 million
Revenues	$1.5 billion	$1.7 billion
Net Cash from Operating Activities	$192.8 million	$209.6 million
Total Cash	$1.2 billion	$1.8 billion

For the fourth quarter of fiscal year 2011, Shaw’s Westinghouse segment includes a non-cash, non-operating foreign exchange translation loss of $84.6 million pre-tax, or $52.0 million after tax. The prior year’s period included a non-cash foreign exchange translation loss of $102.7 million pre-tax, or $62.7 million after tax.

The following results include Shaw’s Westinghouse segment:

Three Months Ended Aug. 31 Including the Westinghouse Segment
	2011	2010
Net Income Attributable to Shaw	($90.3) million	($24.0) million
Diluted Earnings Per Share	($1.25)	($0.28)
EBITDA	($102.9) million	($20.7) million
Revenues	$1.5 billion	$1.7 billion
Net Cash from Operating Activities	$210.6 million	$217.7 million
Total Cash	$1.2 billion	$1.8 billion

Fiscal Year 2012 Guidance:

Guidance for fiscal year 2012:

  Revenue: approximately $5.5 - $6.0 billion
  Diluted earnings per share, excluding Westinghouse: $2.00 - $2.10 per share
  Operating cash flow: approximately $100 million
  Ending fiscal year 2012 backlog: approximately $22 billion

Guidance for fiscal year 2012 reflects management’s assumptions that the SCANA and Southern Co. nuclear power projects will receive combined licenses from the Nuclear Regulatory Commission in the early part of calendar year 2012. The guidance also assumes zero earnings for Shaw’s Energy & Chemicals segment after the first quarter of fiscal year 2012.

Conference Call and Webcast:

A conference call to discuss the company’s financial results will be held Monday, Oct. 31, 2011, at 9 a.m. Eastern time (8 a.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s website at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 1.800.588.4973 to listen to the conference call live or access a live audio webcast on the Investor Relations page of Shaw’s website at www.shawgrp.com.

A replay of the conference call will be available by telephone, as well as on the company’s website, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 1.888.843.7419 and use pass code 30960712#.

Investment in Westinghouse:

Shaw’s subsidiary Nuclear Energy Holdings (NEH) has a 20 percent equity interest in companies collectively known as the Westinghouse Group. NEH financed this investment partially through issuing limited recourse Japanese yen-denominated bonds and, to mitigate the risk associated with foreign currency fluctuation, simultaneously entered into a yen-denominated put option agreement with Toshiba, which provides NEH the option to sell all or part of its equity interest to Toshiba and receive a pre-determined yen-denominated price for the shares.

For U.S. reporting purposes, the yen-denominated bonds are revalued at each quarter’s end to the current U.S. dollar exchange rate; however, the yen-denominated put option, which naturally hedges the foreign exchange movements of the Japanese yen-denominated bonds, is not revalued at current exchange rates for U.S. financial reporting purposes. Therefore, our reported financial results frequently reflect the volatility of the yen-dollar exchange rates showing significant non-cash translation exchange gains or losses.

On Sept. 6, 2011, Shaw announced NEH intends to exercise put options to sell its investment in Westinghouse back to Toshiba.

Calculation of EBITDA:

Shaw defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure.

A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income attributable to Shaw. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

Calculation of Total Cash:

Shaw defines total cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments.

About Shaw:

The Shaw Group Inc. (NYSE: SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2011 annual revenues of $5.9 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2010, February 28, 2011 and May 31, 2011, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2011 AND 2010
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	2011	2010	2011	2010
Revenues	$1,479,682	$1,720,744	$5,937,734	$6,984,042
Cost of revenues	1,471,046	1,594,359	5,741,392	6,414,826
Gross profit	8,636	126,385	196,342	569,216
Selling, general and administrative expenses	58,475	65,192	273,512	288,014
Impairment of note receivable	-	-	48,133	-
Operating income (loss)	(49,839)	61,193	(125,303)	281,202
Interest expense	(1,469)	(1,632)	(5,528)	(5,754)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10,333)	(10,079)	(41,568)	(38,121)
Interest income	5,957	3,266	16,629	13,717
Foreign currency translation gains (losses) on Japanese
yen-denominated bonds, net	(84,644)	(102,713)	(159,006)	(131,584)
Other foreign currency transaction gains (losses), net	1,243	(292)	7,702	3,320
Other income (expense), net	152	3,052	6,155	8,313
Income (loss) before income taxes and earnings (losses) from
unconsolidated entities	(138,933)	(47,205)	(300,919)	131,093
Provision (benefit) for income taxes	(46,001)	(26,366)	(106,765)	37,987
Income (loss) before earnings (losses) from unconsolidated
entities	(92,932)	(20,839)	(194,154)	93,106
Income from 20% Investment in Westinghouse, net of
income taxes	2,934	594	20,915	6,986
Earnings (losses) from other unconsolidated entities, net of income taxes	2,757	(430)	5,354	91
Net income (loss)	$(87,241)	$(20,675)	$(167,885)	$100,183
Less: Net income (loss) attributable to noncontrolling interests	3,016	3,341	7,131	18,185
Net income (loss) attributable to Shaw	$(90,257)	$(24,016)	$(175,016)	$81,998

Net income (loss) attributable to Shaw per common share:
Basic	$(1.25)	$(0.28)	$(2.18)	$0.98
Diluted	$(1.25)	$(0.28)	$(2.18)	$0.96

Weighted average shares outstanding:
Basic	72,047	84,550	80,223	84,041
Diluted	72,047	84,550	80,223	85,834

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF AUGUST 31, 2011 AND AUGUST 31, 2010
(In thousands, except per share amounts)

	August 31, 2011	August 31, 2010

ASSETS
Current assets:
Cash and cash equivalents ($78.6 million and $82.3 million related to variable interest entities (VIEs))	$674,080	$912,736
Restricted and escrowed cash and cash equivalents ($0.0 million and $4.5 million related to VIEs)	38,721	33,926
Short-term investments ($7.8 million and $10.1 million related to VIEs)	226,936	551,960
Restricted short-term investments	277,316	321,056
Accounts receivable, including retainage, net ($7.5 million and $28.3 million related to VIEs)	772,242	833,574
Inventories	245,044	228,891
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	552,502	637,651
Deferred income taxes	367,045	319,712
Investment in Westinghouse	999,035	967,916
Prepaid expenses and other current assets	138,260	64,468
Total current assets	4,291,181	4,871,890
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	14,768	11,656
Property and equipment, net of accumulated depreciation of $347.3 million and $293.1 million	515,811	484,641
Goodwill	545,790	499,495
Intangible assets	17,142	18,040
Deferred income taxes	10,484	14,925
Other assets	91,858	95,622
Total assets	$5,487,034	$5,996,269

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$822,476	$878,984
Accrued salaries, wages and benefits	132,857	149,010
Other accrued liabilities	199,947	186,835
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,535,037	1,488,568
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,679,836	1,520,674
Interest rate swap contract on Japanese yen-denominated bonds	27,059	33,242
Short-term debt and current maturities of long-term debt	349	4,479
Total current liabilities	4,397,561	4,261,792
Long-term debt, less current maturities	630	979
Deferred income taxes	70,437	59,282
Other liabilities	81,152	99,829
Total liabilities	4,549,780	4,421,882
Shaw shareholders' equity:
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; 91,711,102 and 90,669,011 shares issued, respectively; and 71,306,382 and 84,913,062 shares outstanding, respectively	1,321,278	1,283,890
Retained earnings	328,455	503,471
Accumulated other comprehensive loss	(104,922)	(142,645)
Treasury stock, 20,404,720 shares and 5,755,949 shares, respectively	(639,704)	(117,453)
Total Shaw shareholders' equity	905,107	1,527,263
Noncontrolling interests	32,147	47,124
Total equity	937,254	1,574,387
Total liabilities and equity	$5,487,034	$5,996,269

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2011 AND 2010
REVENUES BY GEOGRAPHY
(in millions, except for percentages)

	Three Months Ended				Twelve Months Ended
	2011		2010		2011		2010
	(in millions)%		(in millions)%		(in millions)%		(in millions)%
United States	$1,210.3	82	$1,440.0	84	$5,032.2	85	$5,619.0	80
Asia/Pacific Rim countries	173.9	12	216.6	13	573.3	10	948.4	14
Middle East	45.1	3	20.3	1	141.7	2	263.2	4
United Kingdom and other European countries	18.3	1	15.0	1	105.8	2	67.6	1
South America and Mexico	20.4	1	4.4	–	56.2	1	16.0	–
Canada	9.9	1	13.6	1	18.8	–	23.3	–
Other	1.8	–	10.8	–	9.7	–	46.5	1
Total revenues	$1,479.7	100%	$1,720.7	100%	$5,937.7	100%	$6,984.0	100%

BACKLOG BY SEGMENT
(in millions, except for percentages)

	August 31, 2011%		August 31, 2010%

Power	$10,776.4	54	$11,407.9	57
Plant Services	2,119.7	11	1,850.0	9
E&I	5,189.9	26	4,942.8	24
E&C	436.4	2	759.1	4
F&M	1,495.9	7	1,246.7	6
Total backlog	$20,018.3	100%	$20,206.5	100%

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2011 AND 2010
(in millions, except percentages)

	Three Months Ended		Twelve Months Ended
	2011	2010	2011	2010

Revenues:
Power	$507.0	$592.7	$2,116.8	$2,297.9
Plant Services	180.8	157.5	924.7	881.0
E&I	524.5	630.6	1,894.3	2,215.2
E&C	161.0	213.4	593.3	1,097.8
F&M	106.4	126.5	408.6	492.0
Corporate	–	–	–	0.1
Total revenues	$1,479.7	$1,720.7	$5,937.7	$6,984.0

Gross profit:
Power	$(26.2)	$26.0	$35.8	$119.7
Plant Services	13.3	11.2	70.2	53.2
E&I	57.9	58.3	188.8	206.8
E&C	(42.3)	–	(153.3)	93.9
F&M	5.1	30.3	50.7	93.5
Corporate	0.8	0.6	4.1	2.1
Total gross profit	$8.6	$126.4	$196.3	$569.2

Gross profit percentage:
Power	(5.2%)	4.4%	1.7%	5.2%
Plant Services	7.4	7.1	7.6	6.0
E&I	11.0	9.2	10.0	9.3
E&C	(26.3)	–	(25.8)	8.6
F&M	4.8	24.0	12.4	19.0
Corporate	NM	NM	NM	NM
Total gross profit percentage	0.6%	7.3%	3.3%	8.2%

NM - Not Meaningful

Income (loss) before income taxes and earnings (losses) from unconsolidated entities:
Power	(29.9)	12.7	1.8	64.9
Plant Services	10.8	8.7	59.8	43.7
E&I	40.1	39.0	117.3	138.8
E&C	(54.4)	(10.3)	(190.3)	47.7
F&M	(0.9)	24.1	20.6	63.9
Investment in Westinghouse	(95.1)	(112.8)	(201.9)	(169.8)
Corporate	(9.5)	(8.6)	(108.2)	(58.1)
Total income (loss) before income taxes and earnings (losses) from unconsolidated entities	$(138.9)	$(47.2)	$(300.9)	$131.1

RECONCILIATION OF EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES AND EARNINGS (LOSSES) FROM UNCONSOLIDATED ENTITIES
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2011 AND 2010
(in millions)

	Three Months Ended August 31, 2011
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(138.9)	$(29.9)	$10.8	$40.1	$(54.4)	$(0.9)	$(95.1)	$(9.5)
Interest expense	11.8	-	-	-	0.1	-	10.3	1.4
Depreciation and amortization	18.8	6.9	0.4	3.8	2.6	4.4	-	0.7
Earnings (losses) from unconsolidated subs	8.4	-	-	-	3.7	-	4.7	-
Income attributable to noncontrolling interests	(3.0)	-	-	(3.6)	-	0.6	-	-
EBITDA	$(102.9)	$(23.0)	$11.2	$40.3	$(48.0)	$4.1	$(80.1)	$(7.4)

	Three Months Ended August 31, 2010
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(47.2)	$12.7	$8.7	$39.0	$(10.3)	$24.1	$(112.8)	$(8.6)
Interest expense	11.7	0.3	-	-	-	-	10.1	1.3
Depreciation and amortization	17.4	6.2	0.5	3.2	2.5	4.3	-	0.7
Earnings (losses) from unconsolidated subs	0.7	-	-	-	(0.4)	-	1.1	-
Income attributable to noncontrolling interests	(3.3)	-	-	(2.2)	-	(1.1)	-	-
EBITDA	$(20.7)	$19.2	$9.2	$40.0	$(8.2)	$27.3	$(101.6)	$(6.6)

	Twelve Months Ended August 31, 2011
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(300.9)	$1.8	$59.8	$117.3	$(190.3)	$20.6	$(201.9)	$(108.2)
Interest expense	47.1	0.5	-	-	0.1	-	41.6	4.9
Depreciation and amortization	73.9	27.6	1.8	13.9	10.3	17.5	-	2.8
Earnings (losses) from unconsolidated subs	41.9	0.6	-	1.2	6.1	-	34.0	-
Income attributable to noncontrolling interests	(7.1)	-	-	(9.4)	-	2.3	-	-
EBITDA	$(145.1)	$30.5	$61.6	$123.0	$(173.8)	$40.4	$(126.3)	$(100.5)

	Twelve Months Ended August 31, 2010
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$131.1	$64.9	$43.7	$138.8	$47.7	$63.9	$(169.8)	$(58.1)
Interest expense	43.9	1.2	0.1	0.2	(0.2)	0.1	38.1	4.4
Depreciation and amortization	62.8	23.6	1.8	12.2	9.7	13.6	-	1.9
Earnings (losses) from unconsolidated subs	16.2	-	-	0.7	(0.2)	-	15.7	-
Income attributable to noncontrolling interests	(18.2)	-	-	(10.1)	(3.1)	(5.0)	-	-
EBITDA	$235.8	$89.7	$45.6	$141.8	$53.9	$72.6	$(116.0)	$(51.8)

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED AUGUST 31, 2011
(in millions, except per share data)	Q-4 FY 2011
	Quarter ended August 31, 2011
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,479.7	$-	$1,479.7
Cost of revenues	1,471.1	-	1,471.1
Gross profit	8.6	-	8.6

Selling, general and administrative expenses	58.5	0.1	58.4
Impairment of notes receivable	-	-	-

Operating income	(49.9)	(0.1)	(49.8)

Interest expense	(1.5)	-	(1.5)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.3)	(10.3)	-
Interest income	6.0	-	6.0
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(84.6)	(84.6)	-
Other foreign currency transaction gains (losses), net	1.2	-	1.2
Other income (expense), net	0.1	-	0.1

Income (loss) before income taxes and earnings from unconsolidated entities	(139.0)	(95.0)	(44.0)
Provision (benefit) for income taxes	(46.0)	(33.7)	(12.3)

Income (loss) before earnings from unconsolidated entities	(93.0)	(61.3)	(31.7)

Income from 20% Investment in Westinghouse, net of income taxes	2.9	2.9	-
Earnings (losses) from unconsolidated entities, net of income taxes	2.8	-	2.8
Net income (loss)	(87.3)	(58.4)	(28.9)

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(3.0)	-	(3.0)

Net income (loss) attributable to Shaw	($90.3)	($58.4)	($31.9)

Net income (loss) attributable to Shaw per common share:
Basic	$(1.25)	$(0.81)	$(0.44)
Diluted	$(1.25)	$(0.81)	$(0.44)

Weighted average shares outstanding:
Basic	72.0	72.0	72.0
Diluted	72.0	72.0	72.0

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED AUGUST 31, 2010
(in millions, except per share data)	Q-4 FY 2010
	Quarter ended August 31, 2010
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,720.7	$-	$1,720.7
Cost of revenues	1,594.3	-	1,594.3
Gross profit	126.4	-	126.4

Selling, general and administrative expenses	65.2	-	65.2

Operating income	61.2	-	61.2

Interest expense	(1.6)	-	(1.6)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.1)	(10.1)	-
Interest income	3.3	-	3.3
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(102.7)	(102.7)	-
Other foreign currency transaction gains (losses), net	(0.3)	-	(0.3)
Other income (expense), net	3.0	-	3.0

Income (loss) before income taxes and earnings from unconsolidated entities	(47.2)	(112.8)	65.6
Provision (benefit) for income taxes	(26.4)	(45.8)	19.4

Income (loss) before earnings from unconsolidated entities	(20.8)	(67.0)	46.2

Income from 20% Investment in Westinghouse, net of income taxes	0.6	0.6	-
Earnings (losses) from unconsolidated entities, net of income taxes	(0.5)	-	(0.5)

Net income (loss)	(20.7)	(66.4)	45.7

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(3.3)	-	(3.3)

Net income (loss) attributable to Shaw	($24.0)	($66.4)	$42.4

Net income (loss) attributable to Shaw per common share:
Basic	$(0.28)	$(0.78)	$0.50
Diluted	$(0.28)	$(0.78)	$0.49

Weighted average shares outstanding:
Basic	84.6	84.6	84.6
Diluted	84.6	84.6	86.3

REGULATION G DISCLOSURES

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company's calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED AUGUST 31, 2011

	Q-4 FY 2011

	Consolidated	Westinghouse Segment	Excluding Westinghouse

(in millions)

Net income (loss) attributable to Shaw	$(90.3)	$(58.4)	$(31.9)
Interest expense	11.8	10.3	1.5
Depreciation and amortization	18.8	-	18.8
Provision for income taxes	(46.0)	(33.7)	(12.3)
Income taxes on unconsolidated subs	2.8	1.7	1.1
EBITDA	$(102.9)	$(80.1)	$(22.8)

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED AUGUST 31, 2010

	Q-4 FY 2010

	Consolidated	Westinghouse Segment	Excluding Westinghouse

(in millions)

Net income (loss) attributable to Shaw	$(24.0)	$(66.4)	$42.4
Interest expense	11.7	10.1	1.6
Depreciation and amortization	17.4	-	17.4
Provision for income taxes	(26.4)	(45.8)	19.4
Income taxes on unconsolidated subs	0.6	0.5	0.1
EBITDA	$(20.7)	$(101.6)	$80.9

CONTACT:
Media and Financial:
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com